EXHIBIT 5(b)
June 24, 1996



System Energy Resources, Inc.
1340 Echelon Parkway
Jackson, Mississippi 39213

Ladies and Gentlemen:

      We refer to the Registration Statement on Form S-3, including the exhibits thereto, to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof by System Energy Resources, Inc. (the "Company") for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $300,000,000 in aggregate principal amount of its First Mortgage Bonds (the "Bonds") and/or its debt securities (the "Debt Securities", and together with the Bonds, the "Securities") each to be issued, in one or more series, by the Company and for the qualification under the Trust Indenture Act of 1939, as amended, of the Company's Mortgage and Deed of Trust, as heretofore supplemented and as proposed to be further supplemented (the "Mortgage"), under which the Bonds are to be issued, and the Company's Indenture (the "Indenture"), under which the Debt Securities are to be issued.

      We are of the opinion that all action necessary to make valid and legal the proposed issuance and sale of the Securities by the Company will have been taken when:

		      (a)    the   Company's  said   Registration
	       Statement on Form S-3, as it may be amended, shall have become effective in accordance with the applicable provisions of the Securities Act, and a supplement or supplements to the Prospectus specifying certain details with respect to the offering or offerings of the Securities shall have been filed with the Commission, and the Mortgage and the Indenture each shall have been qualified under the Trust Indenture Act of 1939, as amended;

		      (b)   all  necessary  regulatory  approvals
	       applicable to the issuance and sale of the Securities and the related transactions shall have been duly obtained and be in full force and effect;

		    (c) appropriate action shall have been taken by the Board of Directors of the Company for the purpose of authorizing the consummation of the issuance and sale of the Securities and the related transactions;

		     (d)   the  proposed  supplemental  indenture
	       relating to the Bonds being issued, supplemental to the Mortgage, shall have been duly executed and delivered;

		    (e)  the specific terms of each Debt Security
	       shall   have   been  determined  by   supplemental
	       indenture, supplemental to the Indenture, board resolution or officer's certificate; and

		      (f)    the   Securities  shall  have   been
	       appropriately issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above.

      We are further of the opinion that when the foregoing steps have been taken, the Securities will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of mortgagees' and other creditors' rights and general equitable principles. This opinion does not pass upon the matter of compliance with "blue sky" laws or similar laws relating to the sale or distribution of the Securities by underwriters.

     We are members of the New York Bar and do not hold ourselves out as experts on the laws of any other state. As to matters of Arkansas and Mississippi law, we have relied upon an opinion of even date addressed to you by Wise Carter Child & Caraway, Professional Association, of Jackson, Mississippi. We consent to the reliance of said firm upon our opinion insofar as it relates to matters of New York law.

       We hereby consent to the use of this opinion as an exhibit to the Company's said Registration Statement on Form S-3, as it may be amended, and consent to such references to our firm as may be made in such Registration Statement and in the Prospectus constituting a part thereof.

				 Very truly yours,

				 /s/ Reid & Priest

				 REID & PRIEST LLP